UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 15, 2006

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)	75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)	On March 15, 2006, management determined, and the Audit Committee concurs with management’s determination, that previously issued audited consolidated financial statements as of December 31, 2004 and for the year then ended and the previously issued unaudited interim consolidated financial statements as of and for the quarters and year to date periods ended March 31, 2005, June 30, 2005, and September 30, 2005, should be restated and should no longer be relied upon. Management is currently assessing whether the audited financial statements for the years ended December 31, 2002 and December 31, 2003 might also be restated to reflect the correction of consolidating elimination entries. The Company has discussed this matter with its independent public accounting firm. On March 16, 2006, we issued a press release regarding management’s determination. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 4.02.

(b)	Not applicable

(c)	Not applicable
Item 7.01. Regulation FD Disclosure.
On March 16, 2006, we issued a press release. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Number	Exhibit
99.1*	Press release dated March 16, 2006.

*Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ MARK E. PAPE
Mark E. Pape
Executive Vice President and Chief Financial Officer

Date: March 16, 2006

Number	Exhibit
99.1*	Press release dated March 16, 2006.

*	Filed herewith